Exhibit 99.1

November 15, 2021                               Media: Peter Lucht — 781.655.2289
Investors: Kristin Silberberg — 203.900.6854

Citizens Financial Group Completes Previously Announced Acquisition
of JMP Group

PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today announced that it has completed its acquisition of JMP Group LLC (“JMP”), a capital markets firm that provides investment banking services, including strategic advisory, equity research and sales and trading focused primarily on the healthcare, technology, financial services and real estate sectors.

JMP, which was founded in 1999 and is headquartered in San Francisco, will operate as a wholly-owned subsidiary of Citizens. This transaction further strengthens the bank’s growing corporate financial advisory capabilities.

Sullivan & Cromwell, LLP served as legal advisor to Citizens in connection with the transaction. Keefe, Bruyette & Woods, A Stifel Company, and JMP Securities LLC served as financial advisors to JMP, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal advisor.

For more information about Citizens, visit the Citizens website. For more information about JMP, visit the JMP website.

About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $187.0 billion in assets as of September 30, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at
www.citizensbank.com or visit us on Twitter , LinkedIn or Facebook

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,”

Citizens Financial Group, Inc.
“seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of Citizens’ acquisition of JMP may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where Citizens does business, (2) the risk that the integration of Citizens’ and JMP’s operations will be materially delayed or will be more costly or difficult than expected or that Citizens is otherwise unable to successfully integrate its and JMP’s businesses, (3) the applicability of the Bank Holding Company Act (including the Volcker Rule) to JMP, (4) general competitive, economic, political and market conditions, (5) other factors that may affect future results of Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and securities, trading and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority and legislative and regulatory actions and reforms, and (6) the impact of the ongoing global COVID-19 pandemic on Citizens’ business and/or any of the other foregoing risks. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Citizens’ and, prior to the completion of the acquisition, JMP’s reports and filings with the SEC, including each of their respective Annual Reports on Form 10-K for the year ended December 31, 2020 and their subsequent Quarterly Reports on Form 10-Q, and its other filings with the SEC.

CFG-IR
2